                                                                 Exhibit (d)(2)

                                  SCHEDULE A

                                     FEES

      MASTER PORTFOLIO                                   ADVISORY FEE RATE
      ----------------                                   -----------------
      LifePath Retirement Master Portfolio..............       0.35%
      LifePath 2010 Master Portfolio....................       0.35%
      LifePath 2020 Master Portfolio....................       0.35%
      LifePath 2030 Master Portfolio....................       0.35%
      LifePath 2040 Master Portfolio....................       0.35%
      LifePath 2050 Master Portfolio....................       0.35%
      Active Stock Master Portfolio.....................       0.25%
      CoreAlpha Bond Master Portfolio...................       0.25%
      Bond Index Master Portfolio.......................       0.08%
      S&P 500 Stock Master Portfolio....................       0.05%

            Money Market Master Portfolio..................... 0.10%
            Prime Money Market Master Portfolio............... 0.10%
            Government Money Market Master Portfolio.......... 0.10%
            Treasury Money Market Master Portfolio............ 0.10%

Investment Advisory Contract

Schedule A, dated December 1, 2009

                                    - A-2 -